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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): AUGUST 30, 2004


                              GALAXY MINERALS, INC.
             (Exact name of registrant as specified in its charter)


            FLORIDA                                              65-0974212
        (State or other                                       (I.R.S. Employer
jurisdiction of incorporation)                               Identification No.)

                                    333-95549
                                   (Commission
                                  File Number)

                           500 PARK AVENUE, SUITE 203
                           LAKE VILLA, ILLINOIS 60046
               (Address of principal executive offices) (zip code)


                                 (847) 265-7600
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)



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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On August 12, 2004, one of our shareholders, Amulet Holdings, Ltd. entered into a Stock Purchase Agreement for the sale of 31,400,000 shares of our common stock to Seaside Investments PLC. Other than being shareholders, we have no pre-existing relationship with either party.

         In order to help facilitate the transaction between Amulet and Seaside, on August 30, 2004, we entered into a Registration Rights Agreement with Seaside. Under the terms of the Agreement, we agreed to file a registration statement covering the resale of the shares purchased by Seaside within eight months, and to use our best efforts to have it declared effective within twelve months. The Agreement provides for penalties and liquidated damages in the event we do not meet the deadlines; however, Amulet has entered into a separate letter agreement with us, also dated August 30, 2004, whereby they have agreed to pay $100,000 towards the cost of the registration statement, and to pay the penalties and liquidated damages which may arise under the Registration Rights Agreement.

EXHIBITS

ITEM NO.     DESCRIPTION
--------     -----------

10.1         Registration Rights Agreement dated August 30, 2004

10.2         Letter Agreement with Amulet Holdings Limited dated August 30, 2004




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                              Galaxy Minerals, Inc.


Dated:  September 7, 2004                     /s/ Richard N. Jobling
                                              ----------------------------------
                                              By: Richard N. Jobling
                                              Its: President


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